THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

                               WARRANT AGREEMENT

                   To Purchase Common Stock, $.01 par value of

                      Peapod, Inc., a Delaware Corporation

                           Dated as of January 4, 1999

     WHEREAS, Peapod LP, an Illinois Limited Partnership, has entered into a Support and Exclusivity Agreement dated as of June 4, 1996 (the "Agreement") with the Dispatch Interactive Television, Inc., an Ohio corporation (the "Warrantholder"); and

     WHEREAS, Peapod LP, an Illinois Limited Partnership has entered into a Full Service Agreement dated as of June 7, 1996 with The Kroger Company, an Ohio corporation (the "Kroger Agreement"); and

     WHEREAS, Peapod, Inc., a Delaware Corporation (the "Corporation") is a successor in interest to Peapod, LP; and

     WHEREAS, the corporation desires to grant to Warrantholder, in consideration for the Agreement and the Kroger Agreement (collectively the "Agreements"), the right to purchase Common Stock, $.01 par value ("Shares") of the Corporation.

     NOW, THEREFORE, in consideration of the Warrantholder executing and delivering such Agreements and in consideration of mutual covenants and agreements contained herein, the Corporation and Warrantholder certify and agree as follows:

1. GRANT OF THE RIGHT TO PURCHASE SHARES.
   -------------------------------------
     For value received, the Corporation hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Corporation, 100,000 fully paid and non-assessable Shares of Peapod, Inc. at a purchase price of $9.35 per Share (the "Exercise Price"). The number and purchase price of such Shares are subject to adjustment as provided in Section 8 hereof.

2. TERM OF THE WARRANT AGREEMENT.
   -----------------------------
     Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Shares as granted herein shall commence on January 4, 1999, and shall be terminated on January 4, 2004.

3. EXERCISE OF THE PURCHASE RIGHTS.
   -------------------------------
     The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2 above, by tendering to the Corporation at its principal office as set forth in Section 12(f) a notice of exercise in the form attached hereto as Exhibit I (the "Notice of Exercise"), duly completed and executed, together with payment of the purchase price as set forth below. Upon receipt of the Notice of Exercise and the payment of the purchase price, the Corporation shall issue to the Warrantholder within five business days of receipt of the Notice of Election a certificate for the number of Shares of purchased and shall execute the Acknowledgement of Exercise in the form attached hereto as Exhibit II, indicating the number of Shares which remain under the Warrant Agreement subject to future purchases, if any.

     The Warrantholder may pay the amount due by reason of such exercise ("Aggregate Exercise Price") either (i) by cash or check in the full amount of such Aggregate Exercise Price or (ii) by authorizing the Corporation to withhold that number of whole Shares from the Warrantholder having a current fair market value equal to the Aggregate Exercise Price.

     As used herein, current fair market value of a Share shall mean with respect to each Share the closing price of the Corporation's Shares on the securities exchange on which the Shares may at the time be most actively traded.

4. RESERVATION OF SHARES.
   ---------------------
     During the term of this Warrant Agreement, the Corporation will at all times have authorized and reserved a sufficient number of Shares to provide for the exercise of the right to purchase Shares as provide for herein.

5. NO FRACTIONAL SHARES OR SCRIP.
   -----------------------------
     No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of the Warrantholder's rights to purchase Shares, but in lieu of such fractional Shares the Corporation shall make a cash payment therefor upon the basis of the then current fair market value of the Shares.

6. NO RIGHTS AS SHAREHOLDER.
   ------------------------
     This Warrant Agreement does not entitle the Warrantholder to any voting rights or other rights as a Shareholder of the Corporation prior to the exercise of the Warrantholder's rights to purchase Shares as provided for herein.

7. WARRANTHOLDER REGISTRY.
   ----------------------
     The Corporation shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement.

8. ADJUSTMENT RIGHTS.
   -----------------
     In the event of a subdivision or combination of Shares, Share dividend, recapitalization, reorganization, merger, consolidation, exchange of securities or similar change in capitalization or event ("Adjustment Event"), the Exercise Price and the number and class of securities issuable upon exercise of this Warrant Agreement shall be appropriately adjusted (without a change in the Aggregate Exercise Price payable upon complete exercise) so that the Warrantholder may purchase the same number and class of securities which the Warrantholder would have acquired had this Warranty Agreement been exercised in full immediately prior to such Adjustment Event.

     The Corporation shall give the Warrantholder reasonable written notice setting forth in reasonable detail, (i) the Adjustment Event, (ii) the amount of the adjustment, (ii) the method by which such adjustment was calculated, (iv) the Exercise Price, and (v) the number of Shares subject to purchase hereunder after giving effect to such adjustment, all in accordance with the notice provisions of Section 12(f).

9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION.
   ------------------------------------------------------------
     (a) Reservation of Shares. The Shares issuable upon exercise of the
         ---------------------
Warrantholder's rights have been duly and validly reserved and, when issued in accordance with provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances created by the Corporation except as stated in this Warrant Agreement. The Corporation has made available to the Warrantholder true, correct and complete copies of its Articles of Incorporation and Bylaws. The issuance of certificates for Shares upon exercise of the Warrant Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Corporation in connection with such exercise and the related issuance of Shares; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the Warrantholder. The Corporation will not close its books against transfer of the Warrant Agreement or any Shares issued or issuable upon exercise of the Warrant and any agreement in any manner which interferes with the timely exercise of the Warrant.

     (b) Due Authority. The execution and delivery by the Corporation of this
         -------------
Warrant Agreement and the performance of all obligations of the Corporation hereunder, including the issuance to Warrantholder of the right to acquire the Shares set forth in Section 1 above (which number of Shares may be from time to time adjusted pursuant to the terms of Section 8 above), have been duly authorized by all necessary action on the part of the Corporation, and this Warrant Agreement is not inconsistent with the Corporation's By-laws, does not contravene any law or governmental rule, regulation or order known to the Corporation, does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Corporation is a party or by which it is bound, and this Warrant Agreement constitutes a legal, valid and binding agreement of the Corporation, enforceable in accordance with its terms.

     (c) Consents and Approvals. The Corporation is not aware of any consent or
         ----------------------
approval of, giving of notice to, registration with, or taking of any other action in respect of any states, Federal or other governmental authority or agency required with respect to the execution, delivery and performance by the Corporation of its obligations under this Warrant Agreement, except for filing of notices pursuant to Regulation D under the 1933 Act and any approvals or notices required under Ohio securities law.

     (d) Litigation. There are no actions, suits, audits, investigations or
         ----------
proceedings pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Corporation to perform its obligations under this Warrant Agreement.

     (e) Subsidiaries or Affiliates. The Corporation has no subsidiaries or
         --------------------------
affiliated companies and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity.

     (f) Compliance with Rule 144. At the written request of the Warrantholder,
         ------------------------
who proposes to sell Shares issuable upon the exercise of the Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the 1933 Act, the Corporation shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement regarding the Corporation's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time.

     (g) Brokers' Fees. The Corporation has not incurred, and will not incur,
         -------------
directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Warrant Agreement or any other transaction contemplated thereby.

10. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.
    --------------------------------------------------
     This Warrant Agreement has been entered into by the Corporation in reliance upon the following representations and covenants of the Warrantholder, which by its execution hereof the Warrantholder hereby confirms:

     (a) Investment Purpose. Subject to Section 9(f), the right to acquire
         ------------------
Shares and the Shares issuable upon exercise of the Warrantholder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

     (b) Private Issue. The Warrantholder understands (i) that the right to
         -------------
acquire Shares and the Shares issuable upon exercise of the Warrantholder's rights contained herein are not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Corporation's reliance on such exemption is predicated on the representations set forth in this Section 10.

     (c) Disposition of Warrantholder's Rights. In no event will the
         -------------------------------------
Warrantholder make a disposition of any of its rights to acquire Shares or Shares issuable upon exercise of such rights unless and until (i) it shall have notified the Corporation of the proposed disposition, and (ii) if requested by the Corporation, it shall have furnished the Corporation with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Corporation and its counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act and applicable state law has been taken, or (B) an exemption from the registration requirements of the 1933 Act and applicable state law is available. Subject to the foregoing conditions, the restrictions imposed upon the transferability of any of its rights to acquire security issuable on the exercise of such rights shall terminate as to any particular security when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as herein above provided, the Warrantholder or holder of a Share then outstanding as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense to such holder, one or more new certificates for the Warrant or for such Shares not bearing any restrictive legend.

     (d) Financial Risk. The Warrantholder has such knowledge and experience in
         --------------
financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

     (e) Risk of No Registration. The Warrantholder understands that if the
         -----------------------
Corporation does not register with Securities and Exchange Commission pursuant to Section 12 of the 1933 Act, or file reports pursuant to Section 15 (d), of the Securities Exchange Act of 1934 (the "1934 Act"), or if a registration statement covering the securities subject to this Warrant Agreement under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Shares pursuant to this Warrant Agreement, or (ii) the Shares issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of its rights to purchase Shares or any sale of Shares in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule and this Warrant Agreement.

11. TRANSFERS.
    ---------
     The Warrantholder's right to acquire Shares hereunder is not, and the Shares issued upon exercise of the Warrantholder's right will not be, registered under the 1933 Act or under applicable state securities laws. This Warrant Agreement, any rights hereunder and the Shares issuable upon exercise shall not be sold, pledged, or otherwise transferred in the absence of such registration or unless the Corporation receives an opinion of counsel satisfactory to the Corporation that such registration is not required. A restrictive legend substantially the same as the legend appearing in capital letters on the first page of this Warrant Agreement shall be placed on each certificate evidencing Shares issued upon exercise of this Warrant Agreement, and stop transfer instructions restricting transfer in accordance with such legend may be issued by the Corporation, unless, in the opinion of counsel to the Corporation, such legend and stop transfer instructions are not required for compliance with securities laws.

     Subject to the terms and conditions contained in this Section, this Warrant Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee, provided, however, that in no event shall the number of transfers of the rights and interests in all of the Warrants exceed three (3) transfers without the consent of the Corporation. The transfer shall be recorded on the books of the Corporation upon receipt by the Corporation of a notice of transfer in the form attached hereto as Exhibit III (the "Transfer Notice"), at its principal offices, compliance with all terms and conditions herein and the payment to the Corporation of all transfer taxes and other governmental charges imposed on such transfer.

12. MISCELLANEOUS.
    -------------
     (a) Effective Date. The provisions of this Warrant Agreement shall be
         --------------
construed and shall be given effect in all respects as if it had been executed and delivered by the Corporation and the Warrantholder on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Corporation and the Warrantholder.

     (b) Attorney's Fees. In any litigation, arbitration or court proceeding
         ---------------
between the Corporation and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

     (c) Governing Law. This Warrant Agreement shall be governed by and
         -------------
construed for all purposes under and in accordance with the laws of the State of Illinois.

     (d) Counterparts. This Warrant Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (e) Titles and Subtitles. The titles of the paragraphs and subparagraphs of
         --------------------
this Warrant Agreement are for convenience and are not to be considered in construing this Agreement.

     (f) Notices. Any notice required or permitted hereunder shall be given in
         -------
writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail, by registered or certified mail, addressed
(i) to the Warrantholder at Dispatch Interactive Television, 770 Twin Rivers Drive, Columbus, OH 43215, Attention: Vice President/General Manager; and (ii) to the Corporation at Peapod, Inc., 9933 Woods Drive, Skokie, IL 60077, Attn:
CFO, or at such other address as any such party may subsequently designate by written notice to the other party.

     (g) Specific Performance. The Corporation recognizes and agrees that the
         --------------------
Warrantholder will not have an adequate remedy if the Corporation fails to comply with its Agreement and that damages will not be readily ascertainable, and the Corporation expressly agrees that, in the event of such failure, the Warrantholder or any other person entitled to the benefit of this Agreement shall be entitled to apply for a court order requiring specific performance of any or all provisions hereof or enjoining the Corporation from continuing to commit any such breach of this Agreement

     (h) Survival. The representations, warranties, covenants and conditions of
         --------
the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery and, where appropriate, the termination of this Warrant Agreement.

     (i) Severability. In the event any one or more of the provisions of this
         ------------
Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or enforceable provision.

     (j) Amendments. Any provision of this Warrant Agreement may be amended by a
         ----------
written instrument signed by the Corporation and by the Warrantholder.

     (k) Additional Documents. The Corporation, upon execution of this Warrant
         --------------------
Agreement, shall provide the Warrrantholder with certified resolutions ratifying this Warrant Agreement and shall also supply such other documents as the Warrantholder may from time to time reasonably request.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized.

Dated as of January 4, 1999.


                      Corporation:       Peapod, Inc.

                      By:  /s/  Andrew B. Parkinson
                          ----------------------------------------

                      Title:   Chairman, President and Chief Executive Officer

                      Warrantholder:  Dispatch Interactive Television, Inc.

                      By:  /s/  signatory
                          -----------------------------------------

                      Title:  Senior Vice President & General Manager

[PEAPOD GRAPHIC APPEARS HERE]                  Smart Shopping For Busy People(R)


                                    EXHIBIT I

                               NOTICE OF EXERCISE

To:
   -------------------------

(1) The undersigned Warrantholder hereby elects to purchase____________________ Shares of Common Stock, $.01 par value, pursuant to the terms of the Warrant Agreement dated the 4th day of January, 1999 (the "Warrant Agreement"), between Peapod, Inc. and the Warrantholder, and under the methods of exercise described in Section 3 of the Warrant Agreement tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(2) In exercising its rights to purchase the Shares of Peapod, Inc., the undersigned hereby confirms and acknowledges that the investment representations and warranties made in Section 10 of the Warrant Agreement are currently true and accurate in all respects.

(3) Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below.


                            ----------------------------------------------------
                                                  (Name)


                            ----------------------------------------------------
                                                (Address)

                            Warrantholder: Dispatch Interactive Television, Inc.

                                   By:
                                      ------------------------------------------

                                   Title:
                                         ---------------------------------------

                                   Date:
                                        ----------------------------------------

[PEAPOD GRAPHIC APPEARS HERE]                  Smart Shopping For Busy People(R)


                            ACKNOWLEDGE OF EXERCISE

     The undersigned, Peapod, Inc. (the "Corporation"), acknowledges receipt of the "Notice of Exercise" from Dispatch Interactive Television, Inc., to purchase ______ Shares of the Corporation, pursuant to the terms of the Warrant Agreement, and further acknowledges that ______ shares remain subject to purchase under the terms of the Warrant Agreement.

                                  Corporation:      Peapod, Inc.

                                  By:
                                      --------------------------------------

                                  Title:
                                         -----------------------------------

                                  Date:
                                        ------------------------------------

[PEAPOD GRAPHIC APPEARS HERE]                  Smart Shopping For Busy People(R)



                                   EXHIBIT III

                                 TRANSFER NOTICE


     (To transfer or assign the foregoing Warrant Agreement execute this form and supply required information. Do not use this form to purchase Shares.)

     FOR VALUE RECEIVED, the foregoing Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to


--------------------------------------------------------------------------------
                                 (Please Print)

whose address is
                ----------------------------------------------------------------

--------------------------------------------------------------------------------


                        Dated
                              --------------------------------------------------

                        Holder's Signature
                                           -------------------------------------

                        Holder's Address
                                         ---------------------------------------



                                         ---------------------------------------


Signature Guaranteed:
                     -----------------------------------------------------------



NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant Agreement.